Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Linkers Industries Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(2)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value $0.00001 per share(2)	457(o)	2,530,000	$6.00	$15,180,000	.0.00014760		$2,240.57
	Equity	Ordinary Shares, par value $0.00001 per share(2)(3)	457(o)	2,200,000	$6.00	$13,200,000	0.00014760		$1,948.32
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$28,380,000			$4,188.89
	Total Fees Previously Paid							$
	Total Fee Offsets(4)								$4,188.89
	Net Fee Due								$0

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended. Includes the shares that the underwriters have the option to purchase to cover over-allotments, if any.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

(3)	This Registration Statement also covers the resale by the Selling Shareholder of up to 2,200,000 Ordinary Shares previously issued to the Selling Shareholder as named in the Registration Statement. Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended.

(4)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-275953) was initially filed on December 8, 2023 and was declared effective on March 28, 2024. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on May 24, 2024.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rules 457 (b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
	Rule 457(p)
Fee Offset Claims	Linkers Industries Limited	F-1	333-275953(a)	December 8, 2023		$4188.89	Equity	Class A Ordinary Shares	Class A Ordinary Shares	$28,380,000
Fee Offset Sources	Linkers Industries Limited	F-1	333-275953		December 8, 2023						$4188.89

(a)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-275953) was initially filed on December 8, 2023 and was declared effective on March 28, 2024. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on May 24, 2024.